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                                                                 Exhibit (h)(iv)



                                    [FORM OF]

           ADDENDUM TO FUND PARTICIPATION AGREEMENT FOR CLASS B SHARES

                  This ADDENDUM, is dated as of May 21, 2002, between [NAME OF LIFE COMPANY] (the "Life Company"), a life insurance company organized under the laws of the State of ___________, on behalf of itself and on behalf of VARIABLE SEPARATE ACCOUNT ("Variable Account"), a separate account of the Life Company existing pursuant to the laws of the State of __________, and SUNAMERICA SERIES TRUST ("Portfolio"), an open-end management investment company established pursuant to the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated September 11, 1992, as amended from time to time, which is composed of the separate investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)").

         WHEREAS, the Portfolio and the Life Company have entered into a Portfolio Participation Agreement dated ________________, as amended for time to time (the "SAST Portfolio Participation Agreement"); and

         WHEREAS, the Portfolio has agreed to pay the Life Company a service fee to reimburse The Life Company for expenditures made to financial intermediaries for providing services to contract holders who are indirect beneficial owners of Class B shares of the Portfolio; and

         WHEREAS, the Portfolio has adopted a distribution and service plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "1940 Act") with respect to its Class B shares (the "12b-1 Plan") that provides for a service fee that will be used to reimburse the expenditures referenced in the preceding paragraph;

         NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Life Company (on behalf of itself and the Variable Account) and the Portfolio hereby agree as follows:

         1. The Portfolio agrees to pay the Life Companies a service fee at the end of each month at an annual rate of 15 basis points (.15%) of the average daily net assets attributable to Class B shares of the Portfolio to compensate the Life Companies for costs associated with the servicing of the Class B shares of the Portfolio, including, but not limited to, the cost of reimbursing the Life Companies for expenditures made to financial intermediaries for providing services to contract holders who are indirect beneficial owners of Class B shares of the Portfolio. Such services are not intended to relate to the sale, promotion or marketing of the Class B shares. The service fee shall be paid to the Life Companies pursuant to the terms of the SunAmerica Series Trust Portfolio Participation Agreements or any Addendums thereto. Payment of the service fee described in this Section 1 shall be subject to any limitations set forth in applicable regulations of the National Association of Securities
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         Dealers, Inc. Nothing herein shall prohibit the Life Companies from collecting service fees in any given year, as provided hereunder, in excess of expenditures made during such year to financial intermediaries for the above-referenced purposes.

         2. The Portfolio may from time to time participate in directed brokerage programs, approved by the Trustees, whereby a portion of the brokerage commissions generated by the Portfolio may be used to make payments to SunAmerica Capital Services, Inc. (the "Distributor") to finance various distribution activities. Such payments to the Distributor shall not exceed .75% of the average daily net assets attributable to Class B shares of the Portfolio to compensate the Distributor and certain financial intermediaries ("Financial Intermediaries") for financing activities principally intended to result in the sale of Shares of the Portfolio. This Plan shall cover such payments to the extent they are deemed to relate, under Rule 12b-1, to the financing of any activity that is primarily intended to result in the sale of such shares. The amount of the payments shall be subject to applicable laws and regulations.

         3. The Distributor and Life Company agrees to furnish the Portfolio, at least quarterly, written reports for presentation to the Board as to amounts expended to financial intermediaries for services to contract holders who are indirect beneficial owners of Class B shares of the Portfolio and the purposes for which such expenditures were made.

         4. This Addendum shall continue in full force and effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved by the Board of Trustees of the Portfolio, including a majority of the Trustees who are not interested persons of SunAmerica Series Trust (the "Disinterested Trustees") as defined in the 1940 Act, who have no direct or indirect financial interest in the operation of the 12b-1 Plan or any agreement related to it (the "12b-1 Trustees"), in the manner required by the 1940 Act.

         5. This Addendum, including any payments made pursuant thereto, shall terminate automatically in the event of its assignment. This Addendum, including any payments made pursuant thereto, shall terminate with respect to a Portfolio:

                  (a) at any time, without payment of any penalty, by vote of either the Board, including a majority of the 12b-1 Trustees, or a majority of the outstanding voting securities representing the Class B shares of such Portfolio, on not more than 60 days' written notice; or


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                  (b)      at any time, without payment of any penalty, upon a
                           vote terminating the Rule 12b-1 Plan with respect to such Portfolio by either the Board, including a majority of the 12b-1 Trustees, or a majority of the outstanding voting securities representing the Class B shares of such Portfolio, on not more than 60 days' written notice.

The termination of the Addendum with respect to any Portfolio shall not affect the continued effectiveness of the SAST Portfolio Participation Agreement, or the continued effectiveness of this Addendum with respect to any other Portfolio otherwise subject thereto.

         6. This Addendum shall not be amended to increase materially the amount of the distribution fee and service fee paid to the Distributor and Life Company, respectively, pursuant hereto without shareholder approval, and all material amendments to this Addendum shall be approved by vote of the Board, including a majority of the 12b-1 Trustees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       [NAME OF LIFE INSURANCE COMPANY]

                                       By: __________________________________
                                            Name:
                                            Title:


                                       VARIABLE SEPARATE ACCOUNT

                                       BY: [NAME OF LIFE INSURANCE COMPANY]



                                       By: __________________________________
                                            Name:
                                            Title:


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                            SUNAMERICA SERIES TRUST

                            By: __________________________________
                                 Name:  Robert M. Zakem
                                 Title: Vice President and Assistant Secretary




Acknowledged and Agreed:

SUNAMERICA CAPITAL SERVICES, INC.


By: ___________________________________     Dated: ______________, 2002
    Name:  Robert M. Zakem
    Title: Executive Vice President



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                                   SCHEDULE A

                      PORTFOLIOS OF SUNAMERICA SERIES TRUST

Corporate Bond Portfolio
Global Bond Portfolio
High-Yield Bond Portfolio
Worldwide High Income Portfolio
SunAmerica Balanced Portfolio
MFS Total Return Portfolio
Asset Allocation Portfolio
Telecom Utility Portfolio
Equity Index Portfolio
Equity Income Portfolio
Growth-Income Portfolio
Federal Value Portfolio
Davis Venture Value Portfolio
"Dogs" of Wall Street Portfolio
Alliance Growth Portfolio
Goldman Sachs Research Portfolio
MFS Growth and Income Portfolio
Putnam Growth Portfolio
Blue Chip Growth Portfolio
Real Estate Portfolio
Small Company Value Portfolio
MFS Mid-Cap Growth Portfolio
Aggressive Growth Portfolio
Growth Opportunities Portfolio
Marsico Growth Portfolio
International Growth and Income Portfolio
Global Equities Portfolio
International Diversified Equities Portfolio
Emerging Markets Portfolio
Technology Portfolio
Foreign Value Portfolio
Small & Mid Cap Value Portfolio


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